UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 23, 2008 (January 19, 2008)
CLARCOR INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11024	36-0922490

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
840 Crescent Centre Drive, Suite 600, Franklin, TN 37067

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code 615-771-3100

(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 19, 2008, CLARCOR Inc., a Delaware corporation (the “Company”) and Norman Johnson, the Company’s President and Chief Executive Officer, entered into an amendment (the “Amendment”) to Mr. Johnson’s employment agreement to delete a provision that gave Mr. Johnson a potential right to receive a special one-time bonus and option grant in the event the Company achieved certain sales or profitability targets in a given quarter. Mr. Johnson unilaterally and voluntarily elected to give up this right and enter into the Amendment, believing it to be in the best interest of the Company and its shareholders.
     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment itself, which is attached hereto as Exhibit 10.1. Mr. Johnson’s amended and restated employment agreement was filed with the Securities and Exchange Commission as Exhibit 10.4(c)(1) to the Company’s Annual Report on Form 10-K for its fiscal year ended December 2, 2000.

Item 9.01.	Financial Statements and Exhibits.
     (d)     Exhibits.
10.1	First Amendment to Amended and Restated Employment Agreement, dated as of January 19, 2008, by and between the Company and Norman Johnson.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARCOR INC.
By:	/s/ Richard M. Wolfson
Richard M. Wolfson
Vice President, General Counsel and Secretary
Date: January 23, 2008

EXHIBIT INDEX

No.	Exhibit

10.1	First Amendment to Amended and Restated Employment Agreement, dated as of January 19, 2008, by and between the Company and Norman Johnson.